UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 5, 2018

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E. Arizona Biltmore Circle, Suite C237
Phoenix, AZ 85016
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Information.

Execution of Securities Purchase Agreement; Acquisition of American Precision Fabricators, Inc.

On April 5, 2018, Alpine 4 Technologies Ltd., a Delaware corporation (the "Company"), announced that it had entered into a Securities Purchase Agreement (the "SPA") with American Precision Fabricators, Inc., an Arkansas corporation ("APF"), and Andy Galbach ("Galbach") and Clarence Carl Davis, Jr. ("Davis"), the owners of APF (the "Sellers").  Pursuant to the SPA, the Company acquired 100% of the outstanding shares in APF (the "Transaction").

The total purchase price of $4,500,000, consisted of three components, the Cash Consideration, the Note Consideration, and the Convertible Note Consideration, as follows:

-	The Cash Consideration paid was $2,100,000, which was paid to Sellers at closing, $,1,407,000 to Galbach and $693,000 to Davis.

-
The Note Consideration consisted of two secured promissory note (the "Notes") in the aggregate principal amount of $1,950,000 described more fully below, secured pursuant to a Guarantee and Security Agreement (the "Security Agreement") described more fully below.

-
The Convertible Note Consideration consisted of two secured convertible promissory notes (the "Convertible Notes") in the aggregate principal amount of $450,000, secured pursuant to the Security Agreement described more fully below.

The Convertible Notes, Notes and Security Agreement

The terms of the Convertible Notes include the following:

-	Galbach Convertible Note: $301,500;

-	Davis Convertible Note: $148,500;

-	Term – Due in full in 36 months;

-	Interest rate of four and one quarter percent (4.25%);

-	Convertible at any time into shares of the Company's Class A common stock at a conversion price of $1.00 per share; and

-	Company may prepay in full or in part without any penalty or premium.

The terms of the Notes include the following:

-	Galbach Note: $1,267,500;

-	Davis Note: $682,500;

-	Term – 10 years from the date of the Note with a 24 month balloon payment;

-	Interest rate of four and one quarter percent (4.25%);

-	Monthly payments of interest and principal with balance due in 24 months; and

-	Company may prepay in full or in part without any penalty or premium.

The Company's obligations under the Notes and the Convertible Notes are secured pursuant to the Security Agreement, the terms of which include the following:

-	The Collateral means the equipment assets, customer accounts and intellectual property, of the Company, and all of the products and proceeds from any of the assets of APF;

-	The Company (Alpine 4) guaranteed to Sellers the due and punctual payment when due of all of the Company's obligations under the Note; and

-	The Company granted to the Sellers a security interest in the Collateral as defined in the Security Agreement.

Consulting Services Agreement

Finally, in connection with the SPA, and as consideration for the Company to enter into the SPA, APF and Galbach entered into a Consulting Services Agreement (the "Consulting Agreement"), pursuant to which Galbach agreed for a period of 90 days following the closing of the Transaction to provide strategic management services to APF, meet with APF's new management, and provide his knowledge in customer relations, trade and service implementation, and other business disciplines. Additionally, APF agreed to reimburse Galbach for his expenses incurred by Galbach in connection with providing the services under the Consulting Agreement.

The foregoing summary of the terms and conditions of the SPA, the Convertible Notes, the Notes, the Security Agreement, and the Consulting Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of each of the documents, which are attached as exhibits hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Securities Purchase Agreement

99.2	Secured Promissory Notes

99.3	Secured Convertible Notes

99.4	Security Agreement

99.5	Consulting Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: April 6, 2018